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                                                                   Exhibit 21

Career Education Corporation
List of Subsidiaries:

1-   CEC Management, Inc., an Illinois corporation
2-   Market Direct, Inc., an Illinois corporation, d/b/a Market Direct
3- Al Collins Graphic Design School, Ltd., a Delaware corporation, d/b/a/ Al Collins Graphic Design School
4- Allentown Business School, Ltd., a Delaware corporation, d/b/a/ Allentown Business School
5-   Brooks College, Ltd., a Delaware corporation, d/b/a Brooks College
6-   Brown Institute, Ltd., a Delaware corporation, d/b/a Brown Institute
7- International Academy of Merchandising & Design, Ltd., an Illinois corporation, d/b/a IAMD Chicago
8- International Academy of Merchandising & Design, Inc., a Florida corporation, d/b/a IAMD-Tampa
9-   IAMD, Limited (holding company), a Delaware corporation
10- International Academy of Design - Toronto, an Ontario corporation, d/b/a IAOD-Toronto
11- International Academy of Design - Montreal, a Quebec corporation, d/b/a IAOD-Montreal
12- International Academy of Merchandising and Design, (Canada), Ltd., an Ontario corporation
13- The Katharine Gibbs School of Norwalk, Inc., a Connecticut corporation, d/b/a Gibbs College
14- K-III KG Corporation - Massachusetts, a Massachusetts corporation, d/b/a Katharine Gibbs School-Massachusetts
15- The Katharine Gibbs School of Montclair, Inc., a New Jersey corporation, d/b/a Katharine Gibbs School-Montclair
16- The Katharine Gibbs School of Piscataway, Inc., a New Jersey corporation, d/b/a Katharine Gibbs School-Piscataway
17- The Katharine Gibbs Corporation - Melville, a New York corporation, d/b/a/ Katharine Gibbs-Melville
18- The Katharine Gibbs Corporation - New York, New York corporation, d/b/a Katharine Gibbs School-New York
19- The Katharine Gibbs School of Providence, Inc., a Rhode Island corporation, d/b/a Katharine Gibbs School-Providence
20-  The Katharine Gibbs Schools, Inc., a Delaware corporation
21- School of Computer Technology, Inc., a Delaware corporation, d/b/ Computer Tech & International Culinary Academy
22-  SCSCA Acquisition, Ltd., a Delaware corporation
23- Western Culinary Institute, Inc., a Delaware corporation, d/b/a Western Culinary Institute